EXHIBIT 99.1

Rekor Systems, Inc. Announces Strong Second Quarter 2024 Financial Results, Secures Facility for Up to $35 Million in Financing, Accelerates Customer Adoption Across All Business Segments

Highlights:

•	Received $15 million prepaid advance under facility to provide up to $35 million in financing, strengthening the Company's financial position and supporting future growth initiatives

•	Q2 2024 gross revenue increased 45% to $12.4 million compared to $8.6 million in Q2 2023

•	Q2 year-to-date 2024 gross revenue increased 51% to $22.2 million compared to $14.7 million in 2023

•	Improved Adjusted EBITDA from a loss of $7.2 million for Q2 2023 to a loss of $5.8 million for Q2 2024

•	Secured $1.5 million contract with Maryland DOT for the Strategic Corridor Monitoring project

•	Expanded adoption of the Rekor Command™ platform by transportation agencies in Oklahoma, Kansas, and Umatilla County, Oregon

•	Awarded multi-year contracts with TxDOT, Ohio DOT, and Pitkin County, Colorado, valued at up to $15 million

•	Appointed specialty investment bank B.C. Ziegler & Company as the placement agent for future revenue-sharing notes

COLUMBIA, MD / August 14, 2024 / Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor" or the "Company"), a leader in developing and implementing advanced roadway intelligence technology, today announced its financial results for the quarter ending June 30, 2024. The successful arrangement of a facility to provide up to $35 million in financing stands out as a key achievement, strengthening the Company's financial foundation and providing the necessary resources to fuel continued growth. The Company has drawn down $15 million from this facility to provide capital for current projects and to ensure continued growth. The Investor has agreed that, while the Pre-Paid Advance is outstanding, neither the Investor nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Company's common stock. The Investor has also agreed to limit conversions to $2,625,000 per calendar month. Alongside strong financial performance, Rekor has also made significant progress in several critical areas of its business.

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Adoption of Rekor Command™ Platform: The Departments of Transportation in Oklahoma, Kansas, and Umatilla County, Oregon, have implemented the Rekor Command™ platform to modernize traffic management with AI-driven event detection, response, and analytics. These agencies can now monitor traffic in real-time, reducing response times by up to 23 minutes for potentially dangerous incidents across urban and rural areas. This expansion introduces advanced roadway intelligence and situational awareness capabilities to these regions, typically available only in urban centers.

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Strategic Corridor Monitoring in Maryland: Rekor has secured a $1.5 million engagement to support the Strategic Corridor Monitoring project along Maryland's I-495, I-95, and I-695 highways. This initiative will leverage the Rekor Discover™ platform to provide real-time traffic insights, focusing on electric vehicle usage patterns, air quality, road safety, and sustainable transportation. The Maryland Department of Transportation (MDOT) will benefit from AI-driven traffic analysis and enhanced infrastructure planning.

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Major Contracts with TxDOT, OhioDOT, and Pitkin County, CO: Rekor has expanded its reach with multi-year contracts valued at up to $15 million. These agreements with the Texas and Ohio Departments of Transportation involve managing, installing, and transitioning existing traffic data collection sites to AI-based systems using the Rekor Discover™ platform. In Pitkin County, Colorado, Rekor's non-intrusive Edge Series systems and traffic analytics platform will provide essential data to improve roadway planning, maintenance, and sustainability, further enhancing transportation infrastructure in the region.

"We are very pleased with our Q2 2024 financial results, which reflect a 45% increase in gross revenue compared to Q2 2023. The arrangement of the $35 million financing facility has significantly strengthened our financial position, providing us with the necessary resources to continue our growth trajectory and execute our strategic initiatives," said Eyal Hen, CFO of Rekor. "Our improved Adjusted EBITDA and strong revenue growth are a testament to our team's hard work and dedication. We look forward to building on this momentum in the coming quarters."

Second Quarter Ended June 30, 2024 Financial Results

This section highlights the changes for the three and six months ended June 30, 2024, compared to the three and six months ended June 30, 2023.

Revenues

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2024	2023	$	%	2024	2023	$	%
Revenue	$12,427	$8,563	$3,864	45%	$22,205	$14,748	$7,457	51%

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The increase in revenue for the three and six months ended June 30, 2024, compared to the three and six months ended June 30, 2023, was primarily attributable to our acquisition of ATD in January 2024. During the three and six months ended June 30, 2024, revenue attributable to ATD was $3,341,000 and $5,705,000, respectively. The remainder of the increase in revenue for the six months ended June 30, 2024 was principally related to portable and short-term traffic services.

Cost of Revenue, excluding Depreciation and Amortization

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2024	2023	$	%	2024	2023	$	%
Cost of revenue, excluding depreciation and amortization	$5,776	$4,131	$1,645	40%	$11,061	$6,999	$4,062	58%

For the three and six months that ended June 30, 2024, the cost of revenue, excluding depreciation and amortization, increased compared to the corresponding prior periods primarily due to an increase in personnel and other direct costs, such as hardware, that were incurred to support our increase in revenue. Additionally, during the three and six months ended June 30, 2024, $970,000 and $1,799,000 of the increase was related to our acquisition of ATD.

Loss from Operations

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2024	2023	$	%	2024	2023	$	%
Loss from operations	$(10,075)	$(10,280)	$205	2%	$(22,991)	$(22,966)	$(25)	0%

Loss from operations for the three and six months ended June 30, 2024, compared to the three and six months ended June 30, 2023, remained fairly consistent period to period. The Company has been able to leverage increases in its Adjusted Gross Profit to manage some of the additional costs associated with the ATD Acquisition.

Additional Key Performance Indicators and Non-GAAP Measures

Performance Obligations

As of June 30, 2024, the Company had approximately $21,023,000 in remaining performance obligations not yet satisfied or partially satisfied. This is a decrease of approximately 20%, down from $26,390,000 of remaining performance obligations as of December 31, 2023. Total performance obligations have decreased over time as the contract term of certain of the Company's large long-term contracts begin to near.

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Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Dollars in thousands, except percentages)		(Dollars in thousands, except percentages)
Revenue	$12,427	$8,563	$22,205	$14,748
Cost of revenue, excluding depreciation and amortization	5,776	4,131	11,061	6,999
Adjusted Gross Profit	$6,651	$4,432	$11,144	$7,749
Adjusted Gross Margin	53.5%	51.8%	50.2%	52.5%

Adjusted Gross Margin for the three months ended June 30, 2024, increased compared to the three months ended June 30, 2023, while the Adjusted Gross Margin for the six months ended June 30, 2024, decreased compared to the six months ended June 30, 2023. The fluctuation in Adjusted Gross Margin is typically correlated to the mix of hardware and software sales as well as service-type work. Typically, our software sales carry a higher Adjusted Gross Margin.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(9,795)	$(11,113)	$(28,409)	$(23,795)
Interest	544	908	1,598	1,668
Depreciation and amortization	2,344	2,003	4,676	3,954
EBITDA	$(6,907)	$(8,202)	$(22,135)	$(18,173)

Share-based compensation	$1,115	$1,044	$2,282	$2,156
Loss (gain) on extinguishment of debt	-	-	4,693	(527)
Adjusted EBITDA	$(5,792)	$(7,158)	$(15,160)	$(16,544)

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Rekor has scheduled a conference call to discuss the second quarter 2024 results on Wednesday, August 14, 2024, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037/ 201-689-8037

International:

Click here for participant International Toll-Free access numbers

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=XdXiCAVS

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In : 877-660-6853 / 201-612-7415

Access ID : 13748129

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ:REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data - laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter ), Threads, and Facebook.

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Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

[email protected]

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

[email protected]

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REKOR SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,089	$15,385
Restricted cash	328	328
Accounts receivable, net	9,015	4,955
Inventory	3,627	3,058
Note receivable, current portion	340	340
Other current assets	1,382	1,270
Total current assets	17,781	25,336
Long-term assets
Property and equipment, net	13,212	13,188
Right-of-use operating lease assets, net	9,527	9,584
Right-of-use financing lease assets, net	2,252	1,989
Goodwill	24,313	20,593
Intangible assets, net	26,996	17,239
Note receivable, long-term	312	482
Deposits	3,485	3,740
Total long-term assets	80,097	66,815
Total assets	$97,878	$92,151
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	6,272	5,139
Notes payable, current portion	2,000	1,000
Loan payable, current portion	77	75
Lease liability operating, short-term	1,741	1,261
Lease liability financing, short-term	720	547
Contract liabilities	3,617	3,604
Liability for ATD Holdback Shares	890	-
Other current liabilities	5,839	5,610
Total current liabilities	21,156	17,236
Long-term Liabilities
Notes payable, long-term	-	1,000
2023 Promissory Notes, net of debt discount of $0 and $1,012, respectively	-	2,988
2023 Promissory Notes - related party, net of debt discount of $0 and $2,149, respectively	-	6,351
Series A Prime Revenue Sharing Notes, net of debt discount of $372 and $447, respectively	9,628	9,553
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $186 and $223, respectively	4,814	4,777
Loan payable, long-term	234	273
Lease liability operating, long-term	12,823	13,445
Lease liability financing, long-term	1,090	1,057
Contract liabilities, long-term	1,325	1,449
Deferred tax liability	65	65
Other non-current liabilities	587	587
Total long-term liabilities	30,566	41,545
Total liabilities	51,722	58,781
Commitments and contingencies (Note 7)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of June 30, 2024 and December 31, 2023, respectively. No preferred stock was issued or outstanding as of June 30, 2024 or December 31, 2023, respectively.	-	-
Common stock, $0.0001 par value; authorized; 300,000,000 shares; issued: 86,371,359 shares as of June 30, 2024 and 69,273,334 as of December 31, 2023; outstanding: 86,216,706 shares as of June 30, 2024 and 69,176,826 as of December 31, 2023.	9	7
Treasury stock, 154,653 and 96,508 shares as of June 30, 2024 and December 31, 2023, respectively.	(702)	(522)
Additional paid-in capital	273,941	232,568
Accumulated deficit	(227,092)	(198,683)
Total stockholders' equity	46,156	33,370
Total liabilities and stockholders' equity	$97,878	$92,151

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REKOR SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$12,427	$8,563	$22,205	$14,748
Cost of revenue, excluding depreciation and amortization	5,776	4,131	11,061	6,999

Operating expenses:
General and administrative expenses	7,370	5,873	15,032	13,078
Selling and marketing expenses	2,021	2,053	4,435	3,943
Research and development expenses	4,991	4,783	9,992	9,740
Depreciation and amortization	2,344	2,003	4,676	3,954
Total operating expenses	16,726	14,712	34,135	30,715

Loss from operations	(10,075)	(10,280)	(22,991)	(22,966)
Other income (expense):
(Loss) gain on extinguishment of debt	-	-	(4,693)	527
Interest expense, net	(544)	(908)	(1,598)	(1,668)
Gain on remeasurement of ATD Holdback Shares	745	-	745	-
Other income	79	75	128	312
Total other income (expense)	280	(833)	(5,418)	(829)
Net loss	$(9,795)	$(11,113)	$(28,409)	$(23,795)
Loss per common share	$(0.12)	$(0.18)	$(0.35)	$(0.41)
Weighted average shares outstanding
Basic and diluted	84,932,611	61,816,279	81,929,347	58,353,534

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